INAMED                                    INAMED CORPORATION
                                          3800 Howard Hughes Parkway
                                          Suite 900
                                          Las Vegas, NV 89109
                                          (702) 791-3388
                                          Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:    DONALD K. MCGHAN
                    (702) 791-3388

AGENCY CONTACT:     JIMMY CAPLAN
                    (805) 569-0076

                  INAMED CORPORATION ANNOUNCES POSTPONEMENT OF
                           1997 STOCKHOLDERS' MEETING

LAS VEGAS, NV - June 25, 1997 - INAMED  Corporation,  (OTC Bulletin Board: IMDC;
PCX: INA) a global medical and surgical device company headquartered here, announced today that the 1997 Annual Meeting of Shareholders, previously scheduled for July 1, 1997, will be postponed until further notice.

Donald K. McGhan, INAMED Chief Executive Officer and Chairman, stated: "as soon as the Company files its Form 10-K, the Board of Directors will take action to call and convene the 1997 Annual Meeting, including the establishment of a new record date for the purpose of determining the shareholders entitled to vote at the Annual Meeting. SEC rules mandate that the information contained in the Form 10-K must be furnished to the shareholders concurrently with the solicitation of proxies in connection with the Annual Meeting."

INAMED has 26 operating subsidiaries in the United States, Europe, Mexico, Latin America and Asia. The subsidiaries are engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets.